Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

    MidSouth Bancorp, Inc. Reports Third Quarter 2013 Results
•	Diluted EPS $0.27 per common share versus $0.21 per common share for 3Q 2012
•	Annualized net loan growth of 9.5% on linked quarter basis and 12.5% YTD
•	Annualized net charge-offs for the quarter of 0.11%
•	Core FTE NIM on linked quarter basis of 4.30% versus 4.33%
•	SBLF dividend set at 1.00% starting 4Q 2013 through February 2016

LAFAYETTE, LA., October 29, 2013/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported record quarterly net earnings available to common shareholders of $3.1 million for the third quarter of 2013, compared to net earnings available to common shareholders of $2.2 million reported for the third quarter of 2012 and $3.3 million in net earnings available to common shareholders for the second quarter of 2013.  Diluted earnings for the third quarter of 2013 were $0.27 per common share, compared to $0.21 per common share reported for the third quarter of 2012 and $0.29 per common share reported for the second quarter of 2013.

Dividends paid on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $368,000 for the third quarter of 2013 based on a dividend rate of 4.60%.  The dividend rate is set at 1.00% for the fourth quarter of 2013 due to attaining the target 10% growth rate in qualified small business loans during the second quarter of 2013.  The Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) paid dividends totaling $100,000 for the three months ended September 30, 2013.

Balance Sheet

Total consolidated assets at September 30, 2013 were $1.9 billion, compared to $1.4 billion at September 30, 2012 and $1.9 billion at June 30, 2013.  Deposits totaled $1.5 billion at September 30, 2013, compared to $1.2 billion at September 30, 2012 and $1.5 billion at June 30, 2013.   Total deposits declined $29.7 million during the quarter due to fluctuations in demand deposit accounts, primarily public fund accounts and, to a lesser extent, acquired higher cost certificate of deposit accounts.  Net loans totaled $1.1 billion at September 30, 2013, compared to $801.5 million at September 30, 2012 and $1.1 billion at June 30, 2013.  Net loans grew $26.3 million in the third quarter and $96.8 million for the nine months ended September 30, 2013 at annualized growth rates of 9.5% and 12.5%, respectively.

MidSouth’s Tier 1 leverage capital ratio was 9.17% at September 30, 2013 compared to 9.14% at June 30, 2013.  Tier 1 risk-based capital and total risk-based capital ratios were 13.13% and 13.84% at September 30, 2013, compared to 13.24% and 13.95% at June 30, 2013, respectively.  The Tier 1 common equity to total risk-weighted assets at September 30, 2013 was 7.56%.  Tangible common equity totaled $96.9 million at September 30, 2013, compared to $94.5 million at June 30, 2013.  Tangible book value per share at September 30, 2013 was $8.61 versus $8.39 at June 30, 2013.

Rusty Cloutier, President & CEO, commenting on third quarter earnings stated, “We invested significantly in marketing our brand throughout our footprint during the quarter to spur loan growth and continue the momentum of our successful SBLF campaign in the second quarter.  As a result, we grew loans $26 million this quarter.  However, our operating efficiencies are not meeting our expectations as we position the Bank to reap the benefits of recent investments in growth through acquisitions and branch expansions.  Over the next year, Jerry Reaux, Vice Chairman and COO, will lead our executive management team to analyze revenue and expenses, including our branch network structure, to accelerate improvements in profitability.”

Asset Quality

Nonperforming assets declined 12.6% in year-over-year comparison and 1.7% in sequential quarter comparison as asset quality continued to improve.  Total nonperforming assets were reduced from $18.5 million at December 31, 2012 to $13.8 million at June 30, 2013 and to $13.6 million at September 30, 2013, primarily due to a $4.0 million reduction in nonperforming loans, including loans past due 90 days and over, during the first nine months of 2013.

Allowance coverage for nonperforming loans increased to 126.29% at September 30, 2013 compared to 123.84% at June 30, 2013.  The ALL/total loans ratio was 0.76% at September 30, 2013, unchanged from June 30, 2013.  Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALL was 1.61% of loans at September 30, 2013.  The ratio of annualized net charge-offs to total loans was 0.11% for the three months ended September 30, 2013 compared to 0.06% for the three months ended June 30, 2013.

Total nonperforming assets to total loans plus ORE and other assets repossessed decreased to 1.18% at September 30, 2013 from 1.23% at June 30, 2013.  Loans classified as troubled debt restructurings (“TDRs”) totaled $533,000 at September 30, 2013 compared to $535,000 at June 30, 2013.  Classified assets, including ORE, decreased to $34.5 million compared to $36.1 million at June 30, 2013.

Third Quarter 2013 vs. Third Quarter 2012 Earnings Comparison

Third quarter 2013 net earnings available to common shareholders totaled $3.1 million compared to $2.2 million for the third quarter of 2012.  Revenues from consolidated operations increased $6.4 million in quarterly comparison and included $1.2 million in purchase accounting adjustments on the 2012 and 2011 acquisitions.  Noninterest income increased $1.2 million in quarterly comparison, from $3.8 million for the three months ended September 30, 2012 to $5.0 million for the three months ended September 30, 2013.  Increases in noninterest income consisted primarily of $454,000 in service charges on deposit accounts and $596,000 in ATM/debit card income due to the acquired branches in the Timber Region.

Noninterest expenses increased $4.9 million for the third quarter 2013 compared to third quarter 2012 and included approximately $1.7 million in operating expenses for the Timber Region and approximately $368,000 in operating costs for four new branches opened in late 2012 and early 2013.  The remaining $2.8 million of increased operating costs consisted primarily of $1.2 million in salaries and benefits costs, $464,000 in occupancy expense, $293,000 in ATM/debit card expense, $117,000 in marketing costs and $173,000 in data processing expenses.  The increased costs were partially offset by a $230,000 decrease in legal and professional fees.  The provision for loan losses increased $150,000 primarily as a result of the loan growth experienced during the third quarter of 2013.  Income tax expense increased $526,000 in quarterly comparison.

Fully taxable-equivalent (“FTE”) net interest income totaled $19.5 million and $14.2 million for the quarters ended September 30, 2013 and 2012, respectively.  The FTE net interest income increased $5.3 million in prior year quarterly comparison primarily due to a $413.4 million increase in the volume of average earning assets primarily as a result of the PSB acquisition.  The average volume of loans increased $350.2 million in quarterly comparison and the average yield on loans decreased 22 basis points, from 6.46% to 6.24%.  Purchase accounting adjustments on acquired loans added 39 basis points to the average yield on loans for the third quarter of 2013 and 23 basis points to the average yield on loans for the third quarter of 2012.  Net of the impact of the purchase accounting adjustments, average loan yields declined 38 basis points in prior year quarterly comparison, from 6.23% to 5.85%.  Loan yields have declined primarily as the result of a sustained low market interest rate environment.

Investment securities totaled $517.8 million, or 27.8% of total assets at September 30, 2013, versus $458.8 million, or 32.1% of total assets at September 30, 2012.  The investment portfolio had an effective duration of 4.4 years and an unrealized gain of $2.1 million at September 30, 2013.  The average volume of investment securities increased $57.1 million in quarterly comparison primarily due to $152.7 million in securities acquired with the PSB acquisition at year end December 2012, of which $28.8 million were sold early in the first quarter of 2013.  The average tax equivalent yield on investment securities decreased 4 basis points, from 2.63% to 2.59%.  The average yield on all earning assets increased 7 basis points in prior year quarterly comparison, from 4.92% for the third quarter of 2012 to 4.99% for the third quarter of 2013.   Net of the impact of purchase accounting adjustments, the average yield on total earning assets declined 5 basis points, from 4.79% to 4.74% for the three month periods ended September 30, 2012 and 2013, respectively.

The impact to interest expense of a $335.8 million increase in the average volume of interest bearing liabilities was partially offset by an 11 basis point decrease in the average rate paid on interest bearing liabilities, from 0.62% at September 30, 2012 to 0.51% at September 30, 2013.  Net of purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest bearing liabilities was 0.71% for the third quarter of 2012 and declined to 0.58% for the third quarter of 2013.

As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin increased 14 basis points, from 4.46% for the third quarter of 2012 to 4.60% for the third quarter of 2013.  Net of purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin increased 4 basis points, from 4.26% for the third quarter of 2012 to 4.30% for the third quarter of 2013.

Third Quarter 2013 vs. Second Quarter 2013 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders decreased $199,000 as a $671,000 decrease in net interest income and a $214,000 increase in noninterest expenses were partially offset by an $800,000 decrease in provision for loan losses.  Net interest income decreased in sequential-quarter comparison primarily due to $842,000 in non-recurring interest income recorded in the second quarter of 2013.  This amount was comprised of additional discount accretion totaling $630,000 was earned from the PSB purchased credit impaired loan portfolio and $212,000 in interest income was recaptured on a nonperforming loan in June of 2013.

Noninterest expenses increased $214,000 and consisted primarily of increases of $271,000 in salaries and benefits costs, $196,000 in marketing expenses and $149,000 in occupancy expenses, which were partially offset by decreases of $216,000 in expenses on ORE and $230,000 in legal and professional fees.

FTE net interest income decreased $593,000 in sequential quarter comparison primarily due to a reduction in purchase accounting adjustments resulting from the payoff of certain PSB purchased credit impaired loans.  The reduction in purchase accounting adjustments resulted in a decrease in the average yield on loans, from 6.76% for the second quarter of 2013 to 6.24% for the third quarter of 2013.  An average decrease of $19.3 million in investment securities and an average increase of $23.3 million in FHLB advances funded a $42.8 million increase in the average volume of loans.  The average yield on total earning assets decreased 27 basis points for the same period, from 5.26% to 4.99%, respectively.  An average decrease of $16.2 million in deposits was offset by an average increase of $16.6 million in overnight repurchase agreements.  As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 27 basis points, from 4.87% to 4.60%.  Net of purchase accounting adjustments, the FTE net interest margin decreased 3 basis points, from 4.33% for the quarter ended June 30, 2013 to 4.30% for the quarter ended September 30, 2013.

Year-Over-Year Earnings Comparison

In year-over-year comparison, net earnings available to common shareholders increased $2.7 million primarily as a result of a $15.7 million improvement in net interest income and a $3.2 million increase in noninterest income which offset a $14.1 million increase in noninterest expense, a $700,000 increase in provision for loan loss and a $1.5 million increase in income tax expense.  The $15.7 million increase in net interest income included approximately $9.7 million earned from the Timber Region.  An increase in purchase accounting adjustments of $3.2 million in year-to-date comparison also contributed to the increase in net interest income.

Increases in noninterest income consisted primarily of $1.2 million in service charges on deposit accounts and $1.3 million in ATM and debit card income.  Noninterest expenses increased $14.1 million in year-to-date comparison and included approximately $5.0 million in operating expenses for the Timber Region and approximately $1.2 million in operating expenses for the four new branches opened in late 2012 and early 2013.  Increases in noninterest expense, excluding operating expenses on the Timber Region and the new branches, included primarily $3.7 million in salary and benefits costs, $1.4 million in occupancy expense, $486,000 in ATM/debit card expense and $370,000 in corporate development expense.  The increase was partially offset by a $529,000 decrease in expenses on ORE and repossessed assets, excluding expenses on ORE and repossessed assets incurred by the Timber Region.

In year-to-date comparison, FTE net interest income increased $16.1 million primarily due to a $399.1 million increase in the average volume of earning assets that resulted in a $16.6 million increase in interest income.  The average yield on earning assets increased in year-to-date comparison, from 4.95% at September 30, 2012 to 5.11% at September 30, 2013.  Net of a 41 basis point effect of discount accretion on acquired loans, the average yield on earning assets was 4.70% at September 30, 2013.

Interest expense increased in year-over-year comparison primarily due to a $307.5 million increase in the average volume of interest bearing liabilities, from $951.8 million at September 30, 2012 to $1.3 billion at September 30, 2013.  The average rate paid on interest-bearing liabilities decreased 10 basis points, from 0.63% at September 30, 2012 to 0.53% at September 30, 2013.  Net of a 9 basis point effect of premium amortization on acquired certificates of deposit and FHLB advances, the average rate paid on interest bearing liabilities was 0.62% at September 30, 2013.  The FTE net interest margin increased 23 basis points, from 4.48% for the nine months ended September 30, 2012 to 4.71% for the nine months ended September 30, 2013.  Net of purchase accounting adjustments, the FTE net interest margin increased 1 basis point, from 4.23% to 4.24% for the nine months ended September 30, 2012 and 2013, respectively.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of September 30, 2013. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 61 locations in Louisiana and Texas, including a Loan Production Office in Austin, Texas, and is connected to a worldwide ATM network that provides customers with access to more than 50,000 surcharge-free ATMs. Additional corporate information is available at www.midsouthbank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, the expected impacts of the recently completed PSB acquisition, future expansion plans and future operating results.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, the ability of MidSouth to integrate the PSB operations and capitalize on new market opportunities resulting from the acquisition; the effect of the PSB acquisition on relations with customers and employees; changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	For the Quarter Ended			For the Quarter Ended
	September 30,		%	June 30,	%
EARNINGS DATA	2013	2012	Change	2013	Change
Total interest income	$20,704	$15,355	34.8%	$21,356	-3.1%
Total interest expense	1,633	1,468	11.2%	1,614	1.2%
Net interest income	19,071	13,887	37.3%	19,742	-3.4%
FTE net interest income	19,486	14,187	37.4%	20,079	-3.0%
Provision for loan losses	450	300	50.0%	1,250	-64.0%
Non-interest income	4,988	3,754	32.9%	5,004	-0.3%
Non-interest expense	18,481	13,630	35.6%	18,267	1.2%
Earnings before income taxes	5,128	3,711	38.2%	5,229	-1.9%
Income tax expense	1,588	1,062	49.5%	1,566	1.4%
Net earnings	3,540	2,649	33.6%	3,663	-3.4%
Dividends on preferred stock	468	400	17.0%	392	19.4%
Net earnings available to common shareholders	$3,072	$2,249	36.6%	$3,271	-6.1%

PER COMMON SHARE DATA
Basic earnings per share	$0.27	$0.21	28.6%	$0.29	-6.9%
Diluted earnings per share	0.27	0.21	28.6%	0.29	-6.9%
Quarterly dividends per share	0.08	0.07	14.3%	0.08	0.0%
Book value at end of period	13.12	13.01	0.8%	12.92	1.5%
Tangible book value at period end	8.61	10.01	-14.0%	8.39	2.6%
Market price at end of period	15.50	16.19	-4.3%	15.53	-0.2%
Shares outstanding at period end	11,253,216	10,479,077	7.4%	11,253,216	0.0%
Weighted average shares outstanding
Basic	11,253,216	10,478,456	7.3%	11,238,945	0.0%
Diluted	11,868,851	10,517,999	12.8%	11,838,862	0.3%

AVERAGE BALANCE SHEET DATA
Total assets	$1,863,090	$1,398,355	33.2%	$1,850,483	0.7%
Loans and leases	1,123,086	772,838	45.3%	1,080,295	4.0%
Total deposits	1,521,146	1,149,892	32.3%	1,538,320	-1.1%
Total common equity	146,182	135,055	8.2%	150,287	-2.7%
Total tangible common equity	95,363	103,577	-7.9%	98,996	-3.7%
Total equity	188,179	167,055	12.6%	192,284	-2.1%

SELECTED RATIOS	9/30/2013	9/30/2012		6/30/2013
Annualized return on average assets	0.65%	0.64%	1.6%	0.71%	-8.5%
Annualized return on average common equity	8.34%	6.62%	26.0%	8.73%	-4.5%
Average loans to average deposits	73.83%	67.21%	9.9%	70.23%	5.1%
Taxable-equivalent net interest margin	4.60%	4.46%	3.1%	4.87%	-5.5%
Tier 1 leverage capital ratio	9.17%	10.53%	-12.9%	9.14%	0.3%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.76%	0.91%	-16.5%	0.76%	0.0%
Nonperforming assets to tangible equity + ALLL	9.18%	10.74%	-14.5%	9.51%	-3.4%
Nonperforming assets to total loans, other real estate
owned and other repossessed assets	1.18%	1.90%	-38.1%	1.23%	-4.0%
Annualized QTD net charge-offs to total loans	0.11%	0.07%	58.9%	0.06%	74.3%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	September 30,	September 30,	%	June 30,	March 31,
	2013	2012	Change	2013	2013
Assets
Cash and cash equivalents	$43,434	$59,655	-27.2%	$59,578	$118,009
Securities available-for-sale	358,675	341,170	5.1%	367,299	387,786
Securities held-to-maturity	159,141	117,628	35.3%	163,610	167,617
Total investment securities	517,816	458,798	12.9%	530,909	555,403
Time deposits held in banks	-	709	-100.0%	-	-
Other investments	10,951	5,820	88.2%	10,951	10,017
Total loans	1,145,023	808,833	41.6%	1,118,572	1,037,859
Allowance for loan losses	(8,667)	(7,374)	17.5%	(8,531)	(7,457)
Loans, net	1,136,356	801,459	41.8%	1,110,041	1,030,402
Premises and equipment	70,147	48,086	45.9%	67,881	66,797
Goodwill and other intangibles	50,703	31,391	61.5%	50,980	51,447
Other assets	33,400	23,018	45.1%	33,436	34,981
Total assets	$1,862,807	$1,428,936	30.4%	$1,863,776	$1,867,056

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$380,048	$306,463	24.0%	$395,341	$390,774
Interest-bearing deposits	1,126,078	872,549	29.1%	1,140,453	1,169,352
Total deposits	1,506,126	1,179,012	27.7%	1,535,794	1,560,126
Securities sold under agreements to
repurchase and other short term
borrowings	77,809	55,233	40.9%	51,710	48,557
Short-term FHLB advances	25,000	-	100.0%	25,000	-
Other borrowings	28,059	-	100.0%	28,416	28,772
Junior subordinated debentures	29,384	15,465	90.0%	29,384	29,384
Other liabilities	6,800	10,891	-37.6%	6,039	9,384
Total liabilities	1,673,178	1,260,601	32.7%	1,676,343	1,676,223
Total shareholders' equity	189,629	168,335	12.6%	187,433	190,833
Total liabilities and shareholders' equity	$1,862,807	$1,428,936	30.4%	$1,863,776	$1,867,056

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Nine Months Ended
EARNINGS STATEMENT	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change

Interest income	$20,704	$15,355	34.8%	$62,189	$45,986	35.2%
Interest expense	1,633	1,468	11.2%	4,964	4,486	10.7%
Net interest income	19,071	13,887	37.3%	57,225	41,500	37.9%
Provision for loan losses	450	300	50.0%	2,250	1,550	45.2%
Service charges on deposit accounts	2,352	1,898	23.9%	6,794	5,590	21.5%
Other charges and fees	2,636	1,856	42.0%	7,629	5,657	34.9%
Total non-interest income	4,988	3,754	32.9%	14,423	11,247	28.2%
Salaries and employee benefits	8,640	6,273	37.7%	25,401	18,511	37.2%
Occupancy expense	3,874	2,952	31.2%	11,196	8,283	35.2%
FDIC premiums	265	242	9.5%	854	695	22.9%
Other non-interest expense	5,702	4,163	37.0%	16,728	12,599	32.8%
Total non-interest expense	18,481	13,630	35.6%	54,179	40,088	35.2%
Earnings before income taxes	5,128	3,711	38.2%	15,219	11,109	37.0%
Income tax expense	1,588	1,062	49.5%	4,588	3,096	48.2%
Net earnings	3,540	2,649	33.6%	10,631	8,013	32.7%
Dividends on preferred stock	468	400	17.0%	1,152	1,180	-2.4%
Net earnings available to common shareholders	$3,072	$2,249	36.6%	$9,479	$6,833	38.7%

Earnings per common share, diluted	$0.27	$0.21	28.6%	$0.83	$0.65	27.7%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Third	Second	First	Fourth	Third
QUARTERLY TRENDS	Quarter	Quarter	Quarter	Quarter	Quarter
	2013	2013	2013	2012	2012
Interest income	$20,704	$21,356	$20,129	$15,036	$15,355
Interest expense	1,633	1,614	1,717	1,354	1,468
Net interest income	19,071	19,742	18,412	13,682	13,887
Provision for loan losses	450	1,250	550	500	300
Net interest income after provision for loan loss	18,621	18,492	17,862	13,182	13,587
Total non-interest income	4,988	5,004	4,431	3,697	3,754
Total non-interest expense	18,481	18,267	17,431	14,567	13,630
Earnings before income taxes	5,128	5,229	4,862	2,312	3,711
Income tax expense	1,588	1,566	1,434	683	1,062
Net earnings	3,540	3,663	3,428	1,629	2,649
Dividends on preferred stock	468	392	292	367	400
Net earnings available to common shareholders	$3,072	$3,271	$3,136	$1,262	$2,249

Earnings per common share, diluted	$0.27	$0.29	$0.27	$0.12	$0.21

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	September 30,	September 30,	%	June 30,	March 31,
	2013	2012	Change	2013	2013

Commercial, financial, and agricultural	$423,073	$266,046	59.0%	$391,241	$315,397
Lease financing receivable	5,340	5,041	5.9%	5,656	4,962
Real estate - construction	76,213	57,727	32.0%	82,851	82,508
Real estate - commercial	401,080	293,579	36.6%	404,543	405,705
Real estate - residential	142,431	110,735	28.6%	141,689	138,284
Installment loans to individuals	94,722	73,334	29.2%	90,571	88,898
Other	2,164	2,371	-8.7%	2,021	2,105

Total loans	$1,145,023	$808,833	41.6%	$1,118,572	$1,037,859

COMPOSITION OF DEPOSITS	September 30,	September 30,	%	June 30,	March 31,
	2013	2012	Change	2013	2013

Noninterest bearing	$380,048	$306,463	24.0%	$395,341	$390,774
NOW & Other	412,873	239,937	72.1%	431,596	432,540
Money Market/Savings	463,621	377,405	22.8%	453,729	465,954
Time Deposits of less than $100,000	116,118	111,356	4.3%	119,299	125,020
Time Deposits of $100,000 or more	133,466	143,851	-7.2%	135,829	145,838

Total deposits	$1,506,126	$1,179,012	27.7%	$1,535,794	$1,560,126

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

ASSET QUALITY DATA	September 30,	September 30,	%	June 30,	March 31,
	2013	2012	Change	2013	2013

Nonaccrual loans	$6,119	$8,307	-26.3%	$6,772	$7,526
Loans past due 90 days and over	744	532	39.8%	117	163
Total nonperforming loans	6,863	8,839	-22.4%	6,889	7,689
Other real estate owned	6,672	6,608	1.0%	6,900	7,552
Other repossessed assets	18	51	-64.7%	-	16
Total nonperforming assets	$13,553	$15,498	-12.6%	$13,789	$15,257

Troubled debt restructurings	$533	$242	120.2%	$535	$5,032

Nonperforming assets to total assets	0.73%	1.08%	-32.4%	0.74%	0.82%
Nonperforming assets to total loans +
OREO + other repossessed assets	1.18%	1.90%	-37.9%	1.23%	1.46%
ALLL to nonperforming loans	126.29%	83.43%	51.4%	123.84%	96.98%
ALLL to total loans	0.76%	0.91%	-16.5%	0.76%	0.72%

Quarter-to-date charge-offs	$375	$234	60.3%	$267	$523
Quarter-to-date recoveries	61	86	-29.1%	91	60
Quarter-to-date net charge-offs	$314	$148	112.2%	$176	$463
Annualized QTD net charge-offs to total loans	0.11%	0.07%	58.9%	0.06%	0.18%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended
	September 30, 2013			September 30, 2012

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$418,964	$2,171	2.07%	$384,958	$2,048	2.13%
Tax-exempt securities	101,226	1,200	4.74%	78,115	997	5.11%
Total investment securities	520,190	3,371	2.59%	463,073	3,045	2.63%
Federal funds sold	2,180	1	0.18%	3,570	2	0.22%
Time and interest bearing deposits in
other banks	22,519	15	0.26%	20,253	13	0.25%
Other investments	10,948	80	2.92%	5,816	55	3.78%
Loans (1)	1,123,086	17,652	6.24%	772,838	12,540	6.46%
Total interest earning assets	1,678,923	21,119	4.99%	1,265,550	15,655	4.92%
Non-interest earning assets	184,167			132,805
Total assets	$1,863,090			$1,398,355

Interest-bearing liabilities:
Deposits (2)	$1,133,126	$976	0.34%	$873,128	$1,030	0.47%
Repurchase agreements	64,274	204	1.26%	55,953	197	1.40%
Federal funds purchased	354	-	-	64	-	-
Other borrowings (3)	51,853	104	0.78%	-	-	-
Notes Payable	1,448	14	3.78%	-	-	-
Junior subordinated debentures	29,384	335	4.46%	15,465	241	6.10%
Total interest-bearing liabilities	1,280,439	1,633	0.51%	944,610	1,468	0.62%
Non-interest bearing liabilities	394,472			286,690
Shareholders' equity	188,179			167,055
Total liabilities and shareholders'
equity	$1,863,090			$1,398,355

Net interest income (TE) and spread		$19,486	4.48%		$14,187	4.30%

Net interest margin			4.60%			4.46%

(1) Includes $945,000 and $388,000 of interest income from accretable yield on purchased loans from acquisitions for the three months ended September 30, 2013 and 2012, respectively.
(2) Includes $138,000 and $213,000 of reduction in interest expense from premium amortization on time deposits acquired from acquisitions for the three months ended September 30, 2013 and 2012, respectively.
(3) Includes $92,000 of reduction in interest expense from premium amortization on FHLB borrowings acquired from
PSB for the three months ended September 30, 2013.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2012

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$426,544	$6,481	2.03%	$380,154	$6,265	2.20%
Tax-exempt securities	104,297	3,763	4.81%	81,774	3,152	5.14%
Total investment securities	530,841	10,244	2.57%	461,928	9,417	2.72%
Federal funds sold	3,910	6	0.20%	3,657	6	0.22%
Time and interest bearing deposits in
other banks	34,435	70	0.27%	36,720	73	0.26%
Other investments	10,113	230	3.03%	5,737	142	3.30%
Loans (1)	1,082,679	52,966	6.54%	754,838	37,298	6.58%
Total interest earning assets	1,661,978	63,516	5.11%	1,262,880	46,936	4.95%
Non-interest earning assets	191,964			132,169
Total assets	$1,853,942			$1,395,049

Interest-bearing liabilities:
Deposits (2)	$1,138,506	$3,044	0.36%	$886,033	$3,189	0.48%
Repurchase agreements	52,597	565	1.44%	50,313	564	1.49%
Federal funds purchased	607	3	0.65%	22	-	-
Other borrowings (3)	36,587	302	1.09%	1	-	-
Notes payable	1,660	43	3.42%	-	-	-
Junior subordinated debentures	29,384	1,007	4.52%	15,465	733	6.23%
Total interest-bearing liabilities	1,259,341	4,964	0.53%	951,834	4,486	0.63%
Non-interest bearing liabilities	404,267			278,042
Shareholders' equity	190,334			165,173
Total liabilities and shareholders'
equity	$1,853,942			$1,395,049

Net interest income (TE) and spread		$58,552	4.58%		$42,450	4.32%

Net interest margin			4.71%			4.48%

(1) Includes $4.6 million and $1.4 million of interest income from accretable yield on purchased loans from acquisitions for the nine months ended September 30, 2013 and 2012, respectively.
(2) Includes $546,000 and $857,000 of reduction in interest expense from premium amortization on time deposits acquired from acquisitions for the nine months ended September 30, 2013 and 2012, respectively.
(3) Includes $276,000 of reduction in interest expense from premium amortization on FHLB borrowings acquired from PSB for the nine months ended September 30, 2013.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

	For the Quarter Ended
	September 30,	September 30,	June 30,
Per Common Share Data	2013	2012	2013

Book value per common share	$13.12	$13.01	$12.92
Effect of intangible assets per share	4.51	3.00	4.53
Tangible book value per common share	$8.61	$10.01	$8.39

Diluted earnings per share	$0.27	$0.21	$0.29
Effect of merger-related costs, after-tax	-	0.02	-
Operating earnings per share	$0.27	$0.23	$0.29

Average Balance Sheet Data

Total equity	$188,179	$167,055	$192,284
Less preferred equity	41,997	32,000	41,997
Total common equity	$146,182	$135,055	$150,287
Less intangible assets	50,819	31,478	51,291
Tangible common equity	$95,363	$103,577	$98,996

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.